EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Diebold, Incorporated
We consent to the incorporation by reference in the registration statements (Nos. 33-32960, 33-39988, 33-55452, 33-54677, 33-54675, 333-32187 and 333-60578) on Form S-8 of Diebold, Incorporated of our report dated February 28, 2005, except as to the restatement discussed in note 1 to the consolidated financial statements which is as of August 9, 2005, with respect to the consolidated balance sheets of Diebold, Incorporated and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, and our report dated February 28, 2005, except as to the third paragraph of Management’s Report on Internal Control over Financial Reporting (as restated), which is as of August 9, 2005, on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K/A of Diebold, Incorporated and subsidiaries.
Our report on Internal Control over Financial Reporting expresses our opinion that Diebold, Incorporated did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its revised assessment the following material weakness as of December 31, 2004: controls did not exist to provide for the proper reconciliation of its North American sales commission accrual account.
Our report on the consolidated financial statements refers to a change in the methods of accounting for goodwill and other intangible assets in 2002.
/s/ KPMG LLP
Cleveland, Ohio
August 12, 2005